UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on May 17, 2016, Unilife Corporation (the “Company”) received a notice (the “Notice”) from the Listing Qualifications department of The NASDAQ Stock Market LLC (“NASDAQ”) stating that, because the Company had not yet filed its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2016, the Company was no longer in compliance with NASDAQ Listing Rule 5250(c)(1). NASDAQ Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Notice stated that the Company had 60 calendar days from the date of the Notice to submit a plan to regain compliance with NASDAQ’s continued listing requirements.

On July 18, 2016, the Company timely submitted a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements.

On September 8, 2016, the Company received a letter from the Listing Qualifications department of NASDAQ granting the Company an exception of 180 calendar days from the due date of the Form 10-Q, or until November 7, 2016. The Company may regain compliance at any time during the extension period upon filing with the SEC the Form 10-Q and all subsequent required periodic financial reports that are due to be filed with the SEC within that period. The Company expects to file the Form 10-Q and all such periodic financial reports prior to November 7, 2016. The Company is required to file audited financial statements with the Australian Securities Exchange (“ASX”) no later than September 30, 2016. In the event we would fail to meet such requirement, trading in our CHESS Depositary Interests (“CDIs”) on the ASX would likely be suspended immediately prior to opening of trading on ASX on October 3, 2016 in Australia and as a result, trading of our common stock on NASDAQ would be halted, in each case until we file our audited financial statements with ASX.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with the SEC, and other risks and uncertainties including, without limitation: the impact of the delay in the Company’s completion of the filing of the Form 10-Q; negative reactions from the Company’s creditors, stockholders, strategic partners or customers to the financial information of the Company ultimately filed with the SEC in the Form 10-Q or in other disclosures of the Company; the Company’s ability to comply with or obtain waivers under the Company’s debt instruments; that the Company will be unable to file audited financial statements with the ASX by September 30, 2016 and that trading of the Company’s CDIs will be suspended from trading on the ASX and halted from trading on NASDAQ; that the Company will be unable to file the Form 10-Q with the SEC by November 7, 2016 or otherwise regain compliance with the NASDAQ listing requirements and that its common stock will be delisted from trading on NASDAQ; and the financial impact to the Company as a result of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 14, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

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